TENTH AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

THIS TENTH AMENDMENT to Loan and Security Agreement (this "Amendment") is entered into on September 11, 2008, by and between

SILICON VALLEY BANK ("Bank")

and the following (collectively, jointly and severally, the "Borrower") whose address is 20200 Sunburst Street, Chatsworth, California 91311:

NORTH AMERICAN SCIENTIFIC, INC., a Delaware corporation ("NASI"); and

NORTH AMERICAN SCIENTIFIC, INC., a California corporation ("NASI-CA").

RECITALS

A. Bank and Borrower have entered into that certain Loan and Security Agreement, with an Effective Date of October 5, 2005 (as the same has been, and may hereafter from time to time be amended, modified, supplemented or restated, the "Loan Agreement").

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement, as herein set forth, and Bank has agreed to the same, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. **Definitions.** Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. **Amendments to Loan Agreement.** The Loan Agreement is hereby amended as follows, effective as of the date hereof:

2.1 Limited Waiver Regarding Minimum Tangible Net Worth Financial Covenant Defaults. Borrower has advised Bank that Borrower has failed to comply with the Minimum Tangible Net Worth Financial Covenant set forth in Section 5 of the Amended and Restated Schedule 2 to Loan and Security Agreement for the compliance periods ending June 30, 2008 and July 31, 2008, and that Borrower anticipates failing to comply with the Minimum Tangible Net Worth Financial Covenant for the compliance period ending August 31, 2008

(collectively, the "Minimum TNW Covenant Defaults"). Bank and Borrower agree that the Borrower's Minimum TNW Covenant Defaults are hereby waived. It is understood by the parties hereto, however, that such waiver does not constitute a waiver of any other provision or term of the Loan Agreement or any related document, nor an agreement to waive in the future this covenant or any other provision or term of the Loan Agreement or any related document.

3. **Limitation of Amendments.**

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part o the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. **Representations and Warranties.** To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing ;

4.2 Borrower has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of NASI-DE delivered to Bank on the Effective Date remain accurate and complete and have not been amended, supplemented or restated since the Effective Date (except pursuant to those certain Amendments to Certificate of Incorporation filed with the Delaware Secretary of State on April 20, 2007, January 17, 2008 and April 30, 2008) and are, and continue to be, in full force and effect. The organizational documents of NASI-CA delivered to Bank on the Effective Date remain accurate and complete and have not been amended, supplemented or restated since the Effective Date and are, and continue to be, in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting

Borrower, (b) any material agreement by which Borrower or its property is bound, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, rec rding or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors' rights.

5. **Counterparts.** This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6. **Effectiveness.** This Amendment shall be deemed effective upon the due execution and delivery to Bank of this Amendment by each party hereto.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Tenth Amendment to be duly executed and delivered as of the date first written above.

"Borrower":

NORTH AMERICAN SCIENTIFIC, INC.
A Delaware corporation

By ______________________
John Rush, President and CEO

"Bank":

SILICON VALLEY BANK

By ______________________
Title Relationship Manager

"Borrower":

NORTH AMERICAN SCIENTIFIC, INC.
A California corporation

By ______________________
John Rush, President and CEO